Exhibit 21.1

Independence Realty Trust, Inc.

Subsidiaries

Entity Name	Domestic Jurisdiction	DBA Names
Adley Craig Ranch Apartments Owner, LLC	Texas
Bayview Club Apartments Indiana, LLC	Delaware
Bennington Pond Managing Member, LLC	Delaware
Bennington Pond, LLC	Ohio
Bridgeview Apartments, LLC	Florida	Vantage on Hillsborough
Brookside CRA-B1, LLC	Delaware
Brunswick Point North Carolina, LLC	Delaware
BSF-Arbors River Oaks	Florida
Chelsea Square Apartments Holding Company, LLC	Ohio
Cherry Grove South Carolina, LLC	Delaware
Creekside Corners Georgia, LLC	Delaware
Cyan Mallard Creek Owner, LLC	Delaware
DD CR III, LLC	Georgia
Enclave Apartments Owner, LLC	Florida	The Enclave at Tranquility Lake
STAR III Special Member Ltd., Inc.	Delaware
Fox Partners, LLC	Texas	Fox Trails
Gateway at Pinellas, LLC	Delaware	Gateway at Pinellas
Highland Ridge Apartments Owner, LLC	Delaware
HPI Collier Park LLC	Delaware
HPI Hartshire LLC	Delaware
HPI Kensington Commons LLC	Delaware	The Commons at Canal Winchester
HPI Schirm Farms LLC	Delaware
IR TS Op Co, LLC	Delaware
IRT Global, LLC	Florida
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Management, LLC	Delaware
IRT Nexton Pine Hollow Investor, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT Renovations, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing Apartments Owner, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT FW Partner, LLC	Delaware
IRT Virtuoso Investor, LLC	Delaware
IRT Virtuoso Lender, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
Jamestown CRA-B1, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Lakes of Northdale Apartments LLC	Delaware	Lakes of Northdale
Legacy Apartments Owner, LLC	Alabama
Lucerne Apartments Tampa, LLC	Florida

Entity Name	Domestic Jurisdiction	DBA Names
Merce Partners, LLC	Texas	Vue at Knoll Trail
Millenia 700, LLC	Delaware
North Park Apartments Owner, LLC	Georgia
Oxmoor CRA-B1, LLC	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Prospect Park CRA-B1, LLC	Delaware
Rocky Creek Apartments Owner, LLC	Florida	Rocky Creek
Serenza Ocoee Village, LLC	Delaware	Serenza at Ocoee Village
South Terrace Apartments North Carolina, LLC	Delaware
SPG Avalon Apts LLC	Ohio
Thornhill Apartments Owner, LLC	North Carolina
Tides at Calabash North Carolina, LLC	Delaware
TS Big Creek, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Creekstone, LLC	Delaware
TS Goose Creek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Vantage II Owner, LLC	Florida
Views of MC1 LLC	Tennessee
Virtuoso Owner I, LLC	Delaware
Wake Forest Apartments, LLC	Delaware
Waterford Landing Apartments, LLC	Delaware
Brice Grove Apartments, LLC	Delaware	BriceGrove Park Apartments
Hilliard Grand Apartments, LLC	Ohio	Hilliard Grand Apartments
Hilliard Meadows Apartments, LLC	Ohio	Hilliard Summit Apartments
Hilliard Park Partners, LLC	Ohio	Hilliard Park Partners
SIR Brice Grove, LLC	Delaware
SIR Spring Creek, LLC	Delaware
SIR Carrington Champion, LLC	Delaware	Carrington at Champion Forest
SIR Carrington Park, LLC	Delaware	Carrington Park at Huffmeister
SIR Carrington Place, LLC	Delaware	Carrington Place
SIR Creekside, LLC	Delaware
SIR Deep Deuce, LLC	Delaware
SIR Double Creek, LLC	Delaware
SIR Forty 57, LLC	Delaware	Forty 57 Apartments
SIR Hamburg, LLC	Delaware	Retreat at Hamburg Place
SIR Hilliard Grand, LLC	Delaware
SIR Hilliard Park, LLC	Delaware
SIR Hilliard Summit, LLC	Delaware
SIR Huffmeister Villas, LLC	Delaware	Villas at Huffmeister
SIR Jefferson, LLC	Delaware	Jefferson at Perimeter Apartments

Entity Name	Domestic Jurisdiction	DBA Names
SIR Kingwood Villas, LLC	Delaware	Villas of Kingwood
SIR Montclair Parc, LLC	Delaware	Montclair Parc Apartments
SIR Mallard Crossing, LLC	Delaware	Mallard Crossing Apartments
SIR Quail North, LLC	Delaware	Retreat at Quail North
SIR Riverford, LLC	Delaware	Riverford Crossing Apartments
SIR Sienna Grand, LLC	Delaware	Heritage Grand at Sienna Plantation
SIR Spring Creek, LLC	Delaware
SIR Tapestry Park, LLC	Delaware
SIR Waterford Riata, LLC	Delaware	Waterford Place at Riata Ranch
STAR 1250 West, LLC	Delaware	1250 West Apartments
STAR at Spring Hill, LLC	Delaware	Villages at Spring Hill Apartments
STAR Barrett Lakes, LLC	Delaware	The 1800 at Barrett Lakes
STAR Bella Terra, LLC	Delaware	Bella Terra at City Center
STAR Brentwood, LLC	Delaware	Landings of Brentwood
STAR Brookfield, LLC	Delaware
STAR Broomfield, LLC	Delaware
STAR Cumberland, LLC	Delaware	Reveal on Cumberland
STAR Delano, LLC	Delaware	Delano at North Richland Hills
STAR East Cobb, LLC	Delaware	Rosemont at East Cobb
STAR Farmers Market, LLC	Delaware	Eleven10 at Farmers Market
STAR Flatirons, LLC	Delaware
STAR Garrison Station, LLC	Delaware	Garrison Station
STAR Hearthstone, LLC	Delaware
STAR Horseshoe, LLC	Delaware	PeakView by Horseshoe Lake
STAR Hubbard, LLC	Delaware	Sixteen50 at Lake Ray Hubbard
STAR Kensington, LLC	Delaware	Kensington by the Vineyard
STAR Lakeside, LLC	Delaware	Lakeside at Coppell
STAR Los Robles, LLC	Delaware	Los Robles Apartments
STAR McGinnis Ferry, LLC	Delaware	The Residences at McGinnis Ferry
STAR Meadows, LLC	Delaware	Meadows at North Richland Hills
STAR Monticello, LLC	Delaware	Monticello by the Vineyard
STAR Oasis, LLC	Delaware	The Oasis
STAR Park Valley, LLC	Delaware	Park Valley
STAR Patina Flats, LLC	Delaware	Patina Flats at the Foundry
STAR Preston Hills, LLC	Delaware	Preston Hills at Mill Creek
STAR Ridge Crossings, LLC	Delaware
STAR River Run, LLC	Delaware
STAR Shores, LLC	Delaware	The Shores
STAR Stoneridge, LLC	Delaware	Stoneridge Farms
STAR T-Bone, LLC	Delaware	PeakView at T-Bone
STAR Town Madison, LLC	Delaware
STAR Wetherington, LLC	Delaware	Columns on Wetherington
STAR III Avery Point, LLC	Delaware	Avery Point Apartments
STAR III Belmar, LLC	Delaware	Belmar Villas
STAR III Bristol Village, LLC	Delaware	Bristol Village Apartments

Entity Name	Domestic Jurisdiction	DBA Names
STAR III Canyon Resort, LLC	Delaware	Canyon Resort at Great Hills Apartments
STAR III Sugar Mill, LLC	Delaware	Sugar Mill Apartments
STAR III Sweetwater, LLC	Delaware	Reflections on Sweetwater Apartments
STAR III Vista Ridge, LLC	Delaware	The Pointe at Vista Ridge Apartments
STAR III VV&M, LLC	Delaware	VV&M Apartments
STAR TRS, Inc.	Delaware
STAR Special Member Ltd., Inc	Delaware
SIR Special Member Ltd., Inc.	Delaware
Cyan Apartments Owner, LLC	Delaware
Independence Realty Operating Partnership, L.P.	Delaware
IRT Limited Partner, LLC	Delaware
IRT Ramston Investor, LLC	Delaware
DD CR V, LLC	Georgia
IRT Innsbrook Investor, LLC	Delaware
DD Mallard Creek, LLC	Georgia
IRT Lakeline Investor, LLC	Delaware
Arbor Loop Apartments Owner, LLC	North Carolina
STAR Harrison Place, LLC	Delaware	Harrison Place Apartments
IRSTAR Sub, LLC	Maryland
North Park Property Owner, LLC	Georgia
IRT Mustang Investor, LLC	Delaware
Tides Land North Carolina, LLC	Delaware
Ramston Development Holdings I, LLC	Delaware
Freedom Billing, LLC	Delaware
Autumn Breeze Apartments, LLC	Delaware
Millenia 700 II, LLC	Delaware	M2 at Millenia
IRT Approach Investor, LLC	Delaware
3030 at Apopka, LLC	Delaware	3030 at Apopka
Ranch on West, LLC	Delaware
Elevate at Cibolo Canyon, LLC	Delaware
The Springs of Prairie Creek, LLC	Delaware
Briar on Legacy, LLC	Delaware
Onion Creek Collective, LLC	Delaware